CHEMUNG FINANCIAL CORPORATION BY-LAWS Amended to May 16, 2012 ARTICLE I Offices
SECTION 1.	Principal Office
The principal office of the Corporation shall be located in the City of Elmira, County of Chemung and State of New York.

SECTION 2.	Other Offices
The Corporation may also have such other offices, either within or without the State of New
York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II Shareholders
SECTION 1.	Place of Meetings of Shareholders
Meetings of shareholders may be held at such place, within or without the State of New York, as may be fixed by the Board of Directors.

SECTION 2.	Annual Meeting of Shareholders
A meeting of shareholders shall be held annually on such date and at such place and time as may be fixed by the Board of Directors for the election of directors and the transaction of other business.

SECTION 3.	Special Meetings of Shareholders
Special meetings of the shareholders may be called by the Board of Directors or by the chairman of the board or by the president.  Such call shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting shall be confined to the purpose or purposes for which the meeting is called.

SECTION 4.	Fixing Record Date
The Board of Directors may fix, in advance, a date as the record date for purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action.  Such date shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than 60 days before any other action.  If no record date is fixed, the record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given and for all other purposes shall be at close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

SECTION 5.	Notice of Meetings of Shareholders
Written notice of every meeting of shareholders shall state the place, date and hour of the meeting and unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.  If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the statutory requirements to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.  A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting.
If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the address as it appears on the record of shareholders or, if the shareholder shall have filed with the secretary of the Corporation a written request that notices be mailed to some other address, then directed to the shareholder at such other address.

SECTION 6.	Adjourned Meetings
When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the
Board of Directors fixes a new record date for the adjourned meeting.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the corporation may transact any business that might have been transacted on the original date of the meeting.  However, if after the adjournment the Board of
Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

SECTION 7.	List of Shareholders
A list of shareholders as of the record date, certified by the secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.  If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meetings, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

SECTION 8.	Quorum of Shareholders
The holders of a majority of the shares entitled to vote shall constitute a quorum at a meeting of shareholders for the transaction of any business.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.  Despite the absence of a quorum, the shareholders present may adjourn the meeting.

SECTION 9.	Proxies
Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.
 Every proxy must be signed by the shareholder or the shareholder's attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is provided by law.

SECTION 10.	Inspectors at Shareholders Meetings
The Board of Directors, in advance of any shareholders meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at a shareholders meeting shall appoint inspectors.  If appointed on the request of one or more shareholders, the holders of a majority of shares present and entitled to vote thereat shall determine the number of inspectors to be appointed.  In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, before entering upon the discharge of duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of the inspector's ability.  The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.  A report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

SECTION 11.	Qualifications of Voters
Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in their name on the record of shareholders.

Neither treasury shares nor shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares.

Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name.  Shares held by a trustee may be voted by the trustee, either in person or by proxy, only after the shares have been transferred into the name of the trust or into the name of a nominee.

Shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into the receiver's name if authority so to do is contained in an order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide or, in the absence of such provision, as the Board of Directors of such corporation may determine.

SECTION 12.	Vote of Shareholders
Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.  Any other corporate action by vote of the shareholders shall, except as otherwise required by law, these By-
Laws or the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

SECTION 13.	Conduct of Shareholders' Meeting
The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as the presiding Officer may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.

SECTION 14.	Shareholder Proposals
No shareholder shall be entitled to submit a proposal to a meeting of shareholders unless at the time of submitting the proposal, the shareholder shall be a record or beneficial owner of a least 1%
or $2,000 in market value of shares entitled to be voted at the meeting, and shall have held such shares for at least one year and shall continue to own such shares through the date on which the meeting is held.  A shareholder meeting the above requirements shall deliver to the secretary of the
Corporation not later than 120 days prior to the date on which the Corporation's proxy statement was mailed to shareholders in connection with the previous year's annual meeting, the text of any proposal which the shareholder intends to propose at an annual meeting of shareholders and a notice of the intention of the shareholder to present such proposal at the meeting.  A proposal to be presented at any meeting of shareholders other than an annual meeting shall be delivered to the secretary a reasonable time before the mailing of the Corporation's proxy material.

ARTICLE III Directors
SECTION 1.	Board of Directors
The business of the Corporation shall be managed under the direction of its Board of Directors.

SECTION 2.	Qualifications of Directors
Each director shall be at least 18 years of age and shall automatically cease to be a director at the next annual meeting after which he or she attains the age of seventy-two (72) years.  The Board of
Directors may waive the limitation in its discretion or establish a greater age from time to time.  Each non-employee director shall directly own within one year following election to the Board of Directors, and at any time thereafter, at least 500 shares of capital stock of the corporation.

SECTION 3.	Number of Directors
The number of directors constituting the entire Board shall be thirteen (13).  This number may be increased or decreased from time to time by amendment of these Bylaws, provided, however, that the number may not be decreased to less than three (3).  No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 4.	Election and Term of Directors
The directors shall be classified by the Board of Directors with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible.  One of said classes shall be elected at each annual meeting with the directors of each class to hold office for a term of three (3) years or until their successors are elected and qualified.  Newly created directorships resulting from an increase in the number of directors shall be classified by the Board of Directors when the directorship is created.

SECTION 5.	Nominations for Directors
Nominations of directors to be elected at an annual meeting of shareholders may be made by the Board of Directors or a committee of independent directors designated by the Board of Directors or by any shareholder entitled to vote at such meeting.  Nominations made by the Board of Directors or its committee shall be made at a meeting of the Board of Directors, or such committee or by written consent of directors in lieu of a meeting, not later than 60 days prior to the date of any meeting of shareholders called for the election of directors.  The secretary of the Corporation shall request that each such proposed nominee provide the Corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for the nominee's election as a director.  Any shareholder who intends to make a nomination at any annual meeting of shareholders shall deliver to the secretary of the Corporation not later than 120 days prior to the date on which the Corporation's proxy statement was mailed to shareholders in connection with the previous year's annual meeting, or if such nomination is to be made at a meeting of shareholders other than an annual meeting, a reasonable time before the mailing of the Corporation's proxy material, a notice setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee and (iv) a description of all arrangements or understandings between the shareholder making the nomination and each candidate and any other person or persons (naming such other person or persons) under which such nominations are to be made, (v) detailed biographical data and qualifications of any information regarding the candidate and the corporation within the last three years, and (vi) such other information concerning each such nominee as would be required, under the rules of the Securities and
Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees.

A shareholder's recommendation and nomination must include the name and address of the shareholder as they appear on the corporation's books, the number of shares beneficially owned by the shareholder and the date such shares were acquired, any material interest of the shareholder in such nomination and a statement in support of the candidate with references.

Such notice shall include a signed consent of such nominee to serve as a director of the
Corporation, if elected.  In the event that a person is validly designated as a nominee in accordance with the provisions of this section and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors, its committee, or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.  If the secretary of the meeting of shareholders called for the election of directors determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 6.	Vacancies
Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by vote of the remaining members of the Board.  A director elected to fill a vacancy in the Board of Directors shall become a member of the same class of directors in which the vacancy existed; but if the vacancy is due to an increase in the number of directors, the new director shall be designated as belonging in Class 1, Class 2 or Class 3 so as to maintain the three classes of directors as nearly equal in number as possible.

SECTION 7.	Removal of Directors
Any director, an entire class of directors or the entire Board of Directors may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SECTION 8.	Quorum of Directors
One-third (1/3) of the entire Board of Directors or seven directors, whichever number is greater, shall constitute a quorum for the transaction of business or of any specified item of business.

SECTION 9.	Action by the Board of Directors
The vote of the majority of the directors present at a meeting of the Board of Directors at the time of the vote, if a quorum is present at such time, shall, except as otherwise provided by law, these
By-Laws or the certificate of incorporation, be the act of the Board of Directors.

SECTION 10.	Written Consent of Directors Without A Meeting
Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 11.	Place and Time of Meetings of Board of Directors
Meetings of the Board of Directors, regular or special, may be held at any place, within or without the State of New York and at any time, fixed by the Board of Directors or by the person or persons calling the meeting.  Such meetings may be held by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

SECTION 12.	Notice of Meetings of the Board of Directors
Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors.  Special meetings of the Board of Directors shall be held upon notice to the directors and may be called by the chairman of the board, the president, the executive vice president, or any two directors.  The notice shall be either verbal or in writing and shall be given not less than twenty-four hours before the meeting to each director.  The notice need not specify the purpose of any regular or special meeting of the Board of Directors.

SECTION 13.	Interested Directors
No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors or officers, are directors or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee composed of independent directors thereof, which approves such contract or transaction or that their votes are counted for such purpose:

1.
If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 9 of this Article, by unanimous vote of the disinterested directors; or

2.
If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders; or

3.
If the contract or transaction is affirmatively established by the party or parities thereto to be fair and reasonable as to the Corporation at the time it was approved by the Board, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or committee thereof which approves such contract or transaction.

The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

A loan shall not be made by the Corporation to any director unless it is authorized by vote of the shareholders.  For this purpose, the shares of the director who would be the borrower shall not be shares entitled to vote.

SECTION 14.	Compensation and Reimbursement of Directors
The directors may be paid reasonable compensation for acting as a director and reasonable compensation for their services in attending meetings of the Board and meetings of committees appointed by the Board.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  The corporation may reimburse directors for expenses related to their duties as a member of the Board.

SECTION 15.	Committees
The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, each of which may exercise such powers as shall be conferred or authorized by the resolution appointing it or as reflected in the committee's charter, except that no such committee shall have authority as to the following matters:

1.	The submission to shareholders of any action that needs shareholders' approval;
2.	The filling of vacancies in the Board of Directors or in any committee;
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3.	The fixing of compensation of the directors for serving on the Board of Directors or on any committee;
4.	The amendment or repeal of the By-Laws or the adoption of new By-Laws;
5.	The amendment or repeal of any resolution of the Board of Directors.
In the interim between meetings of the Board of Directors, the executive committee shall have all the authority of the Board of Directors except as otherwise provided by law.  Each committee shall serve at the pleasure of the Board.  The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors.  Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors.  Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

ARTICLE IV Officers
SECTION 1.	Number
The Board of Directors may elect a chairman of the board who shall be a member of the Board of Directors and shall elect a president, one or more vice presidents, a secretary and a treasurer, who need not be members of the Board of Directors and such other officers and assistant officers who need not be members of the Board of Directors as the Board of Directors may from time to time deem proper.  Any two or more offices may be held by the same person, except the offices of the president and secretary.

SECTION 2.	Election of Term of Office
The officers of the Corporation to be elected or appointed by the Board of Directors shall be elected or appointed annually by the Board of directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  Subject to the provisions of Section 3 of this
Article, each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until a successor has been elected or appointed and qualified.
The election or appointment of an officer shall not of itself create contract rights.

SECTION 3.	Removal
Any officer or agent elected or appointed by the Board of Directors may be removed by the
Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.	New Offices and Vacancies
Newly created offices and vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled from time to time by the Board of Directors for the unexpired portion of the term.

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SECTION 5.	Chief Executive Officer
The Board of Directors shall appoint either the chairman of the board, if any, or the president the chief executive officer of the Corporation ("the CEO") who, subject to the oversight of the Board of
Directors, shall direct and control all the business and affairs of the Corporation.

SECTION 6.	Chairman of the Board and Vice Chairman of the Board
The chairman of the board or vice chairman, if any, and if so designated by the Board of
Directors, shall be subject to the oversight of the Board of Directors.  The chairman of the board may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the
 Board of Directors, certificates representing shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and shall perform such other duties as may be prescribed by the
Board of Directors from time to time.

SECTION 7.	President
The president shall be the chief operating officer of the Corporation and, subject to the oversight of the Board of Directors and the chairman of the board (if CEO), shall direct the conduct and operation of the business and properties of the Corporation.  If so designated by the Board of
Directors, the president shall also be the chief executive officer of the Corporation and shall perform all duties incident to that office.  The president shall, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the Board of Directors.  The president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates representing shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-
Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and shall perform such other duties as may be prescribed by the Board of
Directors from time to time.

SECTION 8.	Vice President
In the absence of the chairman of the board and the president, or in the event of their death, or inability to act, the executive vice president (or in the event of the death or inability to act of the executive vice president, the vice president designated by the Board of Directors, if any, or if none, the vice president having the greatest seniority) shall perform the duties of the chairman of the board and the president, and when so acting, shall have the authority of, and be subject to, all the restriction upon the chairman of the board and the president.  Any vice president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates representing shares of the Corporation; and shall perform such other duties as from time to time may be assigned by the chairman of the board (if CEO) or by the president or by the Board of Directors.

SECTION 9.	Secretary
The secretary shall:  1)  keep the minutes of the proceedings of its shareholders, Board of
Directors and executive committee and other committees, if any; in one or more books provided for that purpose; 2) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; 3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents and execution of which on behalf of the
Corporation under its seal is duly authorized; 4) file each written request by a shareholder that notices be mailed to some address other than this address as it appears on the record of shareholders; 5) sign with the chairman of the board or the president or vice president certificates representing shares of the
Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
6) have general charge of the record of shareholders of the Corporation; and 7) in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned by the chairman of the board (if CEO) or by the president or by the Board of Directors.

SECTION 10.	Treasurer
If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of duties in such sum and with such surety of sureties as the Board of Directors shall determine.  The
Treasurer shall:  1) have charge and custody of and be responsible for all funds and securities of the
Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-
Laws; 2) have charge and custody of and be responsible for the keeping of correct and complete books and records of account of the Corporation; sign with the chairman of the board, or the president, or a vice president, certificates representing shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and; 3) in general perform all of the duties incident to the office of the treasurer and such other duties as from time to time may be assigned by the chairman of the board (if CEO) or by the president or by the Board of Directors.

SECTION 11.	Assistant Secretaries and Assistant Treasurers
The assistant secretaries, when authorized by the Board of Directors, may sign with the chairman of the board or the president or a vice president, certificates representing shares of the
Corporation, issuance of which shall have been authorized by a resolution of the Board of Directors.
The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  Assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chairman of the board (if CEO) or the president or the Board of Directors.  In the absence of the secretary (or in the event of death, inability or refusal to act, the assistant secretary (or in the event there may be more than one assistant secretary, the assistant secretaries in the order of their appointment or as determined by the chairman of the board (if CEO) or the president or the Board of Directors), shall perform the duties and exercise the authority of the secretary.  In the absence of the treasurer or in the event of death, inability or refusal to act, the assistant treasurer, (or in the event there be more than one assistant treasurer, the assistant treasurers in the order of their appointment or as determined by the chairman of the board (if CEO) or the president or the Board of Directors) shall perform duties and exercise the authority of the treasurer.

SECTION 12.	Auditor
The Auditor shall examine and verify the records of the Corporation and Corporation's subsidiaries and shall report to, and be responsible to, the audit committee of the Board of Directors.
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SECTION 13.	Compensation of Officers
The salaries and compensation officers and assistant officers shall be fixed by or in the manner designated by the Board of Directors.  No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the Corporation.

ARTICLE V Contracts, Checks and Deposits
SECTION 1.	Contracts
The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation and such authority may be general or confined to specific instances.

SECTION 2.	Checks, Drafts, etc.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 3.	Deposits
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of
Directors may select.

ARTICLE VI Certificates Representing Shares, Record Of Shareholders, Transfer of Shares
SECTION 1.	Issuance of Shares
No shares of any class of the Corporation or any obligations or other securities convertible into or carrying options to purchase any such shares of the Corporation, or any options or rights to purchase any such shares or securities of the Corporation, shall be issued or sold unless such issuance or sale is approved by the affirmative vote of at least 80% of the entire Board of Directors.

SECTION 2.	Certificates Representing Shares
The shares of the Corporation shall be represented by certificates which shall be in such form as shall be determined by the Board of Directors.  All such certificates shall be consecutively numbered or otherwise identified.  Such certificates shall be signed by the chairman of the board or the president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer, and may, but need not, be sealed with the seal of the corporation or a facsimile thereof.  The signature of the officers upon the certificates may be facsimile if the certificate is countersigned by a transfer agent or an assistant transfer agent, or registered by a registrar other than the Corporation itself or its employee.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.  Each certificate shall state upon the face thereof; 1) that the Corporation is formed under the laws of New York; 2) the name of the person or persons to whom issued; 3) the number and class of shares and the par value of each share represented by such certificates.

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SECTION 3.	Lost, Destroyed or Wrongfully Taken Certificates
The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, apparently destroyed or wrongfully taken upon the making of an affidavit of that fact by the person claiming the certificate to be lost, apparently destroyed or wrongfully taken.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, apparently destroyed or wrongfully taken certificate or certificates or the owners legal representative to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost, apparently destroyed or wrongfully taken.

SECTION 4.	Record of Shareholders
The Corporation shall keep at its principal office, or at the office of its transfer agent in the State of New York, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.
The Corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

SECTION 5.	Transfer of Shares
Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate.  Every such transfer of shares shall be entered on the record of shareholders of the Corporation.

ARTICLE VII Fiscal Year
The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE VIII Dividends
The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its certificate of incorporation.

ARTICLE IX Seal
The seal of the Corporation shall be circular in form and contain the name of the Corporation, the year when it was formed, and the words "New York."  The Corporation may use the seal causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

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ARTICLE X Waiver of Notice
SECTION 1.	Waiver of Notice to Shareholders
Notice of meeting need not be given to any shareholder who signed a waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the shareholder.

SECTION 2.	Waiver of Notice to Director
Notice of meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at the commencement, the lack of notice to the director.  A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

SECTION 3.	Notice Dispensed with When Delivery Prohibited
Whenever communication to any shareholder or any director is unlawful under any statute of the State of New York or of the United States or any regulation, proclamation or order issued under said statues, the giving of any notice to such shareholder or such director shall not be required and there shall be no duty to apply for license or other permission to do so.

ARTICLE XI Indemnification
SECTION 1.	Indemnification
The corporation shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify each person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that such person, such person's testator or intestate, is or was a director or officer of the corporation, or, while a director or officer, serves or served, at the request of the corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses (including attorneys'
fees, costs and charges) incurred in connection with such threatened or pending Proceeding, or any appeal thereof; provided, however, that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) he or she personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the corporation has given its prior written consent to such settlement or other disposition.

The corporation shall, from time to time, advance or promptly reimburse upon request, to any director or officer seeking indemnification hereunder the funds necessary for payment of expenses
(including attorneys' fees, costs and charges), reasonably incurred in connection with any threatened or pending proceeding and in advance of the final disposition thereof, upon receipt of a written undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification, or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled.

                                                                        13

Nothing herein shall limit or affect any right of any person to indemnification or to advancement of expenses (including attorneys' fees, costs and charges) under any statute, rule, regulation, certificate of incorporation, bylaw, resolution of directors or shareholders, insurance policy, contract or otherwise.

The corporation is authorized to enter into agreements with any of its directors or officers to reflect or confirm the rights and benefits contained in this article and to extend other additional rights to indemnification and advancement of expenses to any such person to the fullest extent permitted by applicable law, and to set forth procedures for any such person to obtain advancement of expenses and indemnification, but the existence of any such agreement or the failure to enter into any such agreement shall not adversely affect or limit the rights of any such person pursuant to this article or otherwise.

For the purposes of this article, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and, as a example but not by way of limitation, excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses.

If a request to be indemnified or for the advancement of expenses pursuant to this article is not paid in full by the corporation within thirty (30) calendar days after a written claim has been received by the corporation, the person seeking indemnification or advancement of expenses may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the person seeking the indemnification or advancement of expenses shall also be entitled to be paid the expenses of prosecuting such claim.  In any such judicial proceeding, the corporation shall have the burden of proving, by the preponderance of the evidence, that the person seeking indemnification or advancement of expenses is not entitled to indemnification or advances hereunder.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel or shareholders) to make a determination that the person seeking indemnification or advancement of expenses is entitled to indemnification or advancement of expenses under the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or shareholders) that the person seeking indemnification or advancement of expenses is not so entitled, shall be a defense to an action or shall create a presumption that the person seeking indemnification or advancement of expenses is not so entitled.

Nothing in this article shall restrict the power and authority of the corporation to indemnify or advance expenses to, make indemnification agreements and arrangements with or maintain insurance on behalf of any director, employee or agent of the corporation or any person (whether or not a director, officer, employee or agent of the corporation) who serves at the request of the corporation in any capacity with any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

If this article or any part hereof shall be held unenforceable in any respect by the court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this article shall remain fully enforceable.

                                                                     14

This article shall be given retroactive effect, and the full benefits hereof shall be available in respect of any alleged or actual occurrences, acts or failures to act prior to the date of the adoption of this article.  The right to indemnification or advancement of expenses under this article shall be contract right.

The corporation's obligations under this article shall be reduced by the amount of any insurance which is available to any such person, whether such insurance is purchased by the corporation or otherwise.  The right of indemnity created herein shall be personal to the officer, director, employee or other person and their respective legal representatives, and in no case shall any insurance carrier be entitled to be subrogated to any rights created herein.

ARTICLE XII Amendment and Repeal
SECTION 1.	Amendment and Repeal by the Shareholders
These By-Laws may be amended or repealed by vote of the shareholders entitled to vote generally in the election of directors, provided that notice of meeting states such purpose, and provided further that the provisions of Article III may be amended or repealed only by the affirmative vote of holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.

SECTION 2.	Amendment and Repeal by the Board of Directors
These By-Laws may also be amended or repealed by a majority of the entire Board of
Directors provided that the provisions of Article III may be amended only by the affirmative vote of at least 75% of the entire Board of Directors and further provided that Section 1 of Article VI may be amended only by the affirmative vote of at least 80% of the entire Board of Directors.

CHEMUNG CANAL TRUST COMPANY Legend for By-Laws
DATE	ARTICLE		SECTION	DESCRIPTION

4/9/97	Article III		Section 3	Number of Directors changed from twenty to nineteen.

4/8/98	Article II		Sections 4 & 5	Change fifty (50) days to sixty (60) days.

12/8/98	Article III		Section 3	Number of Directors changed from nineteen to seventeen.

8/11/99	Article III		Section 3	Number of Directors changed from seventeen to sixteen.

10/13/99	Article III		Section 3	Number of Directors changed from sixteen to fifteen.

1/12/00	Article III		Section 2	Required ownership of 500 shares of capital stock for non-employee directors.

6/14/00	Article IV		Section 12 Section 13	New Section. Addition of Auditor. Renumbered previous section 12.

12/13/00	Article III		Section 3	Number of Directors changed from fifteen to fourteen.

7/10/02	Article III		Section 3	Number of Directors changed from fourteen to fifteen.

2/12/03	Article III		Section 3	Number of Directors changed from fifteen to fourteen.

12/15/05	Article III		Section 3	Number of Directors changed from fourteen to thirteen.
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DATE	ARTICLE		SECTION	DESCRIPTION
1/19/05	Article III		Section 3	Number of Directors changed from thirteen to fourteen.

2/16/05	Multiple		Multiple	Redrafted.

3/16/05	Article III		Section 3	Number of Directors changed from fourteen to thirteen.

7/7/06	Article IV		Section 6	Added Vice Chairman of the Board to the title and in the paragraph verbiage.

11/15/06	Article III		Section 3	Number of Directors changed from thirteen to twelve.

3/21/07	Article III		Section 3	Number of Directors changed from twelve to thirteen.

11/21/07	Article II		Section 14	Market Value changed from $1000 to $2000

5/20/09	Article III		Section 3	Number of Directors changed from thirteen to fourteen.

10/21/09	Article III		Section 2	Changed term at the age of 72 to be at the next annual meeting.

12/15/2010	Article III		Section 2	Added: “The Board of Directors may waive the limitation in its discretion or establish a greater age from time to time.”

12/15/2010	Article III		Section 3	Number of Directors changed from fourteen to fifteen.

5/16/2012	Article III		Section 3	Number of Directors changed from fifteen to thirteen.